UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 4, 2024
(Date of earliest event reported)
_________________________________________
BOWFLEX INC.
(Exact name of registrant as specified in its charter)
__________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

Nautilus, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

BOWFLEX INC.
FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Stalking Horse Asset Purchase Agreement, DIP Amendment, and SLR Credit Agreement (each as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.
Voluntary Petitions for Bankruptcy

On March 4, 2024 (the “Petition Date”), Bowflex Inc. (the “Company” or the “Debtor”) and certain of its subsidiaries (together, the “Company Parties” or the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for relief under chapter 11 of title 11 of the United States Code 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), thereby commencing chapter 11 cases for the Company Parties (the “Chapter 11 Cases”). On the Petition Date, the Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the lead Debtor’s case In re Bowflex Inc., et al., Case No. 24-12364.

The Company Parties will continue to operate their business as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company Parties are seeking approval of various “first day” motions with the Bankruptcy Court, requesting customary relief intended to enable them to continue their ordinary course operations and facilitate an orderly transition of their operations into chapter 11. In addition, the Company Parties filed with the Bankruptcy Court a motion seeking approval of the Stalking Horse Asset Purchase Agreement (as defined and described below). The Debtors intend to sell substantially all of their assets during the Chapter 11 Cases.

The Company cannot be certain that holders of the Company’s common stock (the “Common Stock”) will receive any payment or other distribution on account of those shares following the Chapter 11 Cases.

Additional information about the Chapter 11 Cases is available online at httsp://www.dm.epiq11.com/BowFlex. The information on that website is not incorporated by references and does not constitute part of this Current Report on Form 8-K.

Stalking Horse Asset Purchase Agreement

On March 4, 2024, prior to the filing of the Bankruptcy Petitions, the Company entered into a “stalking horse” asset purchase agreement (the “Stalking Horse Asset Purchase Agreement”) with Johnson Health Tech Retail, Inc. (the “Bidder”) to sell the assets of the Company (the “Acquired Assets”) identified in the Stalking Horse Asset Purchase Agreement, representing substantially all of the assets of the Company, for a total of $37,500,000 in cash at the closing of the transaction, including a deposit of $3,750,000 paid into an escrow account on March 4, 2024, but less closing adjustment amounts for accounts receivable, inventory and certain transfer taxes.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stalking Horse Asset Purchase Agreement.

The acquisition of the Acquired Assets by the Bidder pursuant to the Stalking Horse Asset Purchase Agreement is subject to approval by the Bankruptcy Court and an auction to solicit higher or otherwise better bids. On March 4, 2024, the Debtors filed a motion (the “Bidding Procedures Motion”) seeking approval of, among other things, bidding procedures (the “Bidding Procedures”), which will establish procedures for the selection of the highest or otherwise best offer(s) for the sale of the Acquired Assets. Other interested bidders would be permitted to participate in the auction if they submit qualifying offers that are higher or otherwise better than the Stalking Horse Asset Purchase Agreement. The Stalking Horse Asset Purchase Agreement acts as a baseline for competitive bids for the acquisition of the Acquired Assets. The Bidding Procedures Motion additionally seeks Bankruptcy Court approval of the Stalking Horse Asset Purchase Agreement and designation of the Bidder as the “stalking horse” bidder for the Acquired Assets. In accordance with the sale process under section 363 of the Bankruptcy Code (the “Sales Process”), notice of the proposed sale to the Bidder will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Bankruptcy Court.

The Stalking Horse Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to customary closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) material compliance with the obligations of the parties set forth in the Stalking Horse Asset Purchase Agreement; and (iii) the delivery of certain customary closing deliverables.

The Stalking Horse Asset Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the Company and Bidder; (ii) by the Company or Bidder if the closing has not occurred by April 22, 2024; (iii) by the Company if, incident to the Bidding Procedures Order, the Company accepts and closes on a competing bid for the purchase of all or part of the Acquired Assets; (iv) by the Bidder if (a) the Company consummates a sale of all or part of the Acquired Assets to a Third Party other than the Bidder, or (b) the Company’s Bankruptcy Case is dismissed or converted to one under chapter 7 of the Bankruptcy Code; or (v) by either the Company or Bidder for certain material breaches by the other party of its representations and warranties or covenants that remain uncured. Upon termination of the Stalking Horse Asset Purchase Agreement under certain specified circumstances, the Company will be required to forfeit the Deposit of $3,750,000.

In addition to the forfeiture of the Deposit, in the event that Bidder is not selected as the winning bidder in the auction for the Acquired Assets, the Stalking Horse Asset Purchase Agreement requires the Company to reimburse Bidder for up to $600,000 of the Bidder’s expenses incurred in connection with the bid by the Bidder for the Acquired Assets, and to pay a break up fee of 3.5% of the Purchase Price under the Stalking Horse Asset Purchase Agreement.

The foregoing terms of the Stalking Horse Asset Purchase Agreement remain subject to approval by the Bankruptcy Court, is not complete, and is qualified in its entirety by reference to the full text of the Stalking Horse Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

DIP Credit Facility

Subject to the approval of the Bankruptcy Court, the Company and Crystal Financial LLC d/b/a SLR Credit solutions (“SLR”) and its affiliates have agreed to amend their existing Term Loan Credit Agreement (such amendment, the “DIP Amendment”), dated as of November 30, 2022, by and among the Company and Nautilus Fitness Canada, Inc., a British Columbia company and subsidiary of the Company, as borrowers (collectively, the “Borrowers”), and SLR, as administrative agent and a lender (as amended, restated, amended and restated, supplemented or modified and otherwise in effect prior to the DIP Amendment, the “Existing SLR Credit Agreement” and, as amended by the DIP Amendment, the “SLR Credit Agreement”), to, among other things, make available to the Borrowers a debtor-in-possession financing in an aggregate amount up to $25 million, comprised of a $9 million revolving commitment and $16 million term loan reflecting the roll-up of the Company’s pre-petition term loans of approximately $16 million with SLR (the “DIP Facility”). Capitalized terms used but not otherwise defined in this “DIP Credit Facility” section shall have the meanings ascribed to such terms in the SLR Credit Agreement.

Interest on revolving loans drawn under the DIP Facility shall accrue at a rate per annum equal to Adjusted Term SOFR plus 8.25%. Loans under the SLR Credit Agreement will mature on the earliest to occur of (x) September 5, 2024 and (y) certain other events related to the Chapter 11 Cases as described in the SLR Credit Agreement. The Borrowers may use the proceeds of the DIP Facility for working capital and general corporate purposes, in each case subject to the Approved Budget. Obligations under the SLR Credit Agreement are guaranteed by certain of the Company’s subsidiaries and secured by a senior, first-priority lien on substantially all of the assets of the Company and certain of its subsidiaries.

The DIP Amendment, among other things, replaces the financial covenants in the Existing SLR Credit Agreement with covenants in respect of Actual Cash Receipts and the Actual Operating Disbursement Amount, in each case as compared to budgeted amounts. The DIP Amendment also decreases certain threshold amounts of certain Events of Default under the Existing SLR Credit Agreement and implements additional negative covenants, milestones and Events of Default related to the Chapter 11 Cases and the Sales Process.

The foregoing description of the DIP Amendment and the SLR Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text DIP Amendment, a copy of which will be filed with the U.S Securities and Exchange Commission.

Item 203	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Amendment and SLR Credit Agreement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
Press Release

On March 4, 2024, the Company issued a press release announcing, among other things, the commencement of the Chapter 11 Cases. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s Common Stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s Common Stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its Common Stock.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s statements regarding the process and potential outcomes of the Company’s Chapter 11 Cases, the Company’s expectations regarding the Stalking Horse Asset Purchase Agreement and related bidding procedures and the Bankruptcy Court’s approval thereof, and the Company’s ability to continue to operate as usual during the Chapter 11 Cases. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements also include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; risks associated with current and potential delays, work stoppages, or supply chain disruptions, including shipping delays due to the severe shortage of shipping containers; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates and increased shipping costs; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; risks related to the impact on our business of the COVID-19 pandemic or similar public health crises; softness in the retail marketplace; availability and timing of capital for financing our strategic initiatives, including being able to raise capital on favorable terms or at all; changes in the financial markets, including changes in credit markets and interest rates that affect our ability to access those markets on favorable terms and the impact of any future impairment. Additional assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement, by and between Bowflex Inc., Nautilus Fitness Canada, Inc. and Johnson Health Tech Retails, Inc., dated March 4, 2024.
99.1	Press Release, dated March 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWFLEX INC.
(Registrant)

March 4, 2024	By:	/s/ Aina E. Konold
Date		Aina E. Konold
Chief Financial Officer
(Principal Financial Officer)